Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, the Chief Executive Officer and Chief Financial Officer, respectively, of International Game Technology (Company), pursuant to 18 U.S.C. §1350, hereby certify that:

(i)     the Quarterly Report of the Company, on Form 10-Q for the period ending June 28, 2003, as filed with the Securities and Exchange Commission on the date hereof (Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2003

By: /s/ G. Thomas Baker

G. Thomas Baker
Chief Executive Officer
International Game Technology

By: /s/ Maureen T. Mullarkey

Maureen T. Mullarkey
Chief Financial Officer
International Game Technology

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.